Exhibit 99.1
NEWS RELEASE
AFC ENTERPRISES APPOINTS JOHN F. HOFFNER TO BOARD OF DIRECTORS

Atlanta, Georgia, August 8, 2006 – AFC Enterprises, Inc. (NASDAQ:AFCE), the franchisor and operator of Popeyes® Chicken & Biscuits, today announced the appointment of John F. Hoffner to its Board of Directors. Mr. Hoffner will also serve as a member of the Board’s Audit and Corporate Governance Committees.
Mr. Hoffner retired as Executive Vice President and Chief Financial Officer of Jack in the Box Inc. in 2005, having served in that capacity since 2001. Jack in the Box Inc. is a publicly held restaurant chain which had $2.5 billion in total revenues in 2005. Prior to joining Jack in the Box, Mr. Hoffner served as Executive Vice President and Chief Financial Officer for Cost Plus, Inc. from 1998-2001. Mr. Hoffner has more than 30-years of senior financial and leadership positions with other retail companies including Sweet Factory, Inc., Wherehouse Entertainment, Inc., Dayton Hudson, and Federated Department Stores.
Mr. Hoffner currently serves on the Board of Directors for Shells Seafood Restaurants, a casual dining seafood concept in Florida. Mr. Hoffner holds a Bachelor’s of Science in Industrial Management from the Krannert School of Management at Purdue University and a Master’s of Business Administration from Xavier University.
“With over 30-years of strong financial, restaurant and retail experience, John is a great addition to our Board and will be a significant asset to the Popeyes executive team,” said Ken Keymer Chief Executive Officer and President. “We are extremely pleased to have John join our Board, and we look forward to his many meaningful contributions.”
Corporate Profile
AFC Enterprises, Inc. is the franchisor and operator of Popeyes® Chicken & Biscuits, the world’s second-largest quick-service chicken concept based on number of units. As of June 11, 2006, Popeyes had 1,837 restaurants in the United States, Puerto Rico, Guam and 24 foreign countries. AFC has a primary objective to be the world’s Franchisor of Choice® by offering investment opportunities in its Popeyes Chicken & Biscuits brand and providing exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com.
AFC Contact Information
Investor inquiries:
Cheryl Fletcher, Director, Finance & Investor Relations
(404) 459-4487 or investor.relations@afce.com
Media inquiries:
Alicia Thompson, Vice President, Popeyes Communications & Public Relations
(404) 459-4572 or popeyescommunications@popeyes.com
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NEWS RELEASE
Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brand are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, the need to continue to improve our internal controls, adverse effects on operations from Hurricane Katrina, the Company’s ability to recover related losses from its insurers and the economic impact on consumer spending in markets affected by Katrina, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2005 Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, adverse effects of regulatory actions arising in connection with the restatement of our previously issued financial statements, effects of increased gasoline prices, general economic conditions, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in our 2005 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.
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